EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 30, 2007 on the financial statements of IceWEB, Inc. and Subsidiaries as of September 30, 2006 and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the years ended September 30, 2006 and 2005 herein in the post-effective amendment to the registration statement of IceWEB, Inc. on Form SB-2, SEC File No. 333-126898, and to the reference to our firm under the heading "Experts" in the prospectus.

SHERB & CO., LLP
Boca Raton, Florida
March 28, 2007